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                                                                    EXHIBIT 10.2

                            AMENDMENT NO. 1 TO THE
                  AMENDED AND RESTATED INFERENCE CORPORATION
                            1993 STOCK OPTION PLAN


          The Amended and Restated Inference Corporation 1993 Stock Option Plan (the "Plan") shall be and hereby is amended by Inference Corporation, a California corporation (the "Company"), pursuant to this Amendment No. 1 ("Amendment") as follows:

          1. The last sentence of Section 5 of the Plan is hereby deleted and replaced by the following:

          "The term 'fair market value' shall mean: (i) if shares are exchange-traded or traded on the NASDAQ National Market, the closing sales price per share of the shares; (ii) if shares are regularly traded in any over-the-counter market other than the NASDAQ National Market, the average of the bid and asked prices per share of the shares; and (iii) if shares are not traded as described in (i) or (ii) above, the per share fair market value of the shares as determined in good faith by the Board on such basis as the Board in its sole discretion shall choose. The date of determination of fair market value with respect to (i) and (ii) above shall be the date of the option grant, or if no trading in the shares takes place on such date, on the next preceding trading day on which there has been such trading. The date of determination of fair market value with respect to (iii) above shall be the date of the option grant."


          2. Paragraph (a) of Section 7 of the Plan is hereby amended in its entirety to read as follows:

          "(a) General.  Subject to the other provisions of this Section 7,
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Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Stock Option Agreement; provided, however, that options must vest at a rate of at least 20% per year over a five-year period from the date the option is granted. Notwithstanding the foregoing, the Board may in its sole discretion, accelerate the time at which an Option or installment thereof may be exercised. For purposes of these Plans, any vested installment of an Option granted hereunder shall be referred to as an 'Accrued Installment'."

          3. Paragraph (c) of Section 7 of the Plan is hereby amended in its entirety to read as follows:


                                Exhibit 10.2-1
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          "(c)  Sale or Reorganization.
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                (i) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (other than any reorganization, merger or consolidation effected to change the Company's state of incorporation), or upon a sale of substantially all of the property or a sale of more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, an Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date an agreement providing for such transaction is executed and ending as of the earlier of:

                    (A) The applicable expiration date for such Option as provided for in the Stock Option Agreement, or

                    (B) The date on which the disposition of assets or stock contemplated by any such agreement is consummated.

               (ii) Upon the consummation of any transaction specified in
Section 7(c)(i) of the Plans, these Plans and any unexercised Options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective, unless provision is made in connection with such transaction for assumption of Options previously granted or the substitution for such Options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices. Any change or adjustment made pursuant to the terms of this Section 7(c)(ii) shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Internal Revenue Code and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code."

          4. Except as expressly provided hereinabove, the provisions of the Plan shall remain in full force and effect as set forth therein.

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on the date hereof.


Dated:  February 14, 1996     INFERENCE CORPORATION,
                              a California corporation


                              By:   /s/ William D. Griffin
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                                    William D. Griffin, Senior
                                    Vice President and Chief
                                    Financial Officer


                                Exhibit 10.2-2